AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                               ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      SECOND: Pursuant to authority expressly vested in the Board of Directors by Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly increased the total number of shares of capital stock that the Corporation has authority to issue in accordance with Section 2-105(c) of Maryland General Corporation Law.

      THIRD: Immediately prior to the increase the Corporation had the authority to issue One Billion One Hundred Million (1,100,000,000) shares of capital stock. Following the increase, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

     FOURTH: The par value of shares of the Corporation's capital stock before the increase was and after the increase is One Cent ($0.01) per shares.

     FIFTH: Immediately prior to theincrease, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Eleven Million Dollars ($11,000,000). After giving effect to the increase, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH: Immediately prior to the increase, the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

         Series                                      Number of Shares            Aggregate Par Value

International Growth Fund                                      525,000,000                      $5,250,000
International Discovery Fund                                   205,000,000                      $2,050,000
Emerging Markets Fund                                           75,000,000                       $ 750,000
Global Growth Fund                                             155,000,000                      $1,550,000
Life Sciences Fund                                             70,000,000                        $ 700,000
Technology Fund                                                70,000,000                        $ 700,000


         SEVENTH: Immediately prior to the increase, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                              Number of Shares
                                                                  as Allocated              Aggregate
              Series Name                Class Name                                         Par Value

International Growth Fund                Investor                  450,000,000             $4,500,000
                                         Institutional              50,000,000                500,000
                                         Service                             0                      0
                                         Advisor                    25,000,000                250,000
International Discovery Fund             Investor                  175,000,000             $1,750,000
                                         Institutional              25,000,000                250,000
                                         Service                             0                      0
                                         Advisor                     5,000,000                 50,000
Emerging Markets Fund                    Investor                   50,000,000               $500,000
                                         Institutional              12,500,000                125,000
                                         Service                             0                      0
                                         Advisor                    12,500,000                125,000
Global Growth Fund                       Investor                  135,000,000             $1,350,000
                                         Institutional              10,000,000                100,000
                                         Advisor                    10,000,000                100,000
Life Sciences Fund                       Investor                   50,000,000               $500,000
                                         Institutional              10,000,000                100,000
                                         Advisor                    10,000,000                100,000
Technology Fund                          Investor                   50,000,000               $500,000
                                         Institutional              10,000,000                100,000
                                         Advisor                    10,000,000                100,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article

     SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has allocated One Billion Six Hundred Million (1,600,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent
($0.01) per share, for an aggregate par value of One Million Six Hundred Thousand Dollars ($1,600,000). As a result of the action taken by the Board of Directors referenced in Article

     EIGHTH of these Articles Supplementary, the six(6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                                      Number of Shares            Aggregate Par Value

International Growth Fund                                      800,000,000                      $8,000,000
International Discovery Fund                                   305,000,000                      $3,050,000
Emerging Markets Fund                                           75,000,000                       $ 750,000
Global Growth Fund                                             155,000,000                      $1,550,000
Life Sciences Fund                                             120,000,000                     $ 1,200,000
Technology Fund                                                145,000,000                     $ 1,450,000


     NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                              Number of Shares
                                                                  as Allocated              Aggregate
              Series Name                Class Name                                         Par Value

International Growth Fund                Investor                  700,000,000             $7,000,000
                                         Institutional              75,000,000                750,000
                                         Service                             0                      0
                                         Advisor                    25,000,000                250,000

International Discovery Fund             Investor                  250,000,000             $2,500,000
                                         Institutional              50,000,000                500,000
                                         Service                             0                      0
                                         Advisor                     5,000,000                 50,000

Emerging Markets Fund                    Investor                   50,000,000               $500,000
                                         Institutional              12,500,000                125,000
                                         Service                             0                      0
                                         Advisor                    12,500,000                125,000

Global Growth Fund                       Investor                  135,000,000             $1,350,000
                                         Institutional              10,000,000                100,000
                                         Advisor                    10,000,000                100,000

Life Sciences Fund                       Investor                  100,000,000             $1,000,000
                                         Institutional              10,000,000                100,000
                                         Advisor                    10,000,000                100,000

Technology Fund                          Investor                  125,000,000             $1,250,000
                                         Institutional              10,000,000                100,000
                                         Advisor                    10,000,000                100,000

     TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles Supplementary.

     THIRTEENTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article EIGHTH, and dividing the Series of capital stock of the Corporation into Classes as set forth in Article NINTH.

     IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 18th day of October, 2000.
                                                     AMERICAN CENTURY WORLD
ATTEST:                                     MUTUAL FUNDS, INC.


/s/ Otis H. Cowan                           /s/ David C. Tucker
Name:  Otis H. Cowan                               Name:   David C. Tucker
Title:   Assistant Secretary                       Title: Senior Vice President


     THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  October 18, 2000                             /s/ David C. Tucker
                                                             David C. Tucker,
                                                        Senior Vice President